UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2018

SKY RESORT INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Delaware	6719	13-4167393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lot 23 (DBKK No. 2), Industri E33

Mile 2.5, Jalan Tuaran, Likas

88200 Kota Kinabalu, Sabah, Malaysia

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +6088 277484

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

On March 13, 2018, Sky International Holding Ltd. (“Sky”) purchased a total of 160,000 common shares of Sky Resort International Limited (the “Company”) at US$3.8234 per share, representing 79.4% of the Company’s outstanding common shares. The shares were purchased for cash from the following company:

Name	Number of shares

Richcorp Holdings Limited	160,000

Sky is a limited liability company registered in the Republic of Seychelles. Sky is owned by its sole director, Mr. YONG Fook Ming (85%) and ESA Futures Ltd (15%). Mr. YONG is also a director of the Company and he provided the financing to Sky to purchase the Company’s shares. The financing is interest free and has no definite repayment schedule.

There is no agreement between Sky and its owners and the former Company stockholders regarding election of directors or any other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018	SKY RESORT INTERNATIONAL LIMITED

	By:	/s/ Yong Fook Ming
Name: Yong Fook Ming Title: Director and Chief Executive Officer